As filed with the Securities and Exchange Commission on July 27, 2001
                                                 Registration No. ______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act Of 1933

                                LOOKSMART, LTD.
             (Exact name of Registrant as specified in its Charter)
                             ______________________

               DELAWARE                       13-3904355
       (State of Incorporation)  (I.R.S. Employer Identification Number)

                               625 Second Street
                            San Francisco, CA 94107
   (Address, including zip code, of Registrant's Principal Executive Offices)
                             ______________________

                      AMENDED AND RESTATED 1998 STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                             (Full Title of Plans)
                             ______________________

                            Martin E. Roberts, Esq.
                       Vice President and General Counsel
                                LookSmart, Ltd.
                               625 Second Street
                            San Francisco, CA 94107
                                 (415) 348-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Gregory J. Conklin, Esq.
                          Gibson, Dunn & Crutcher LLP
                             One Montgomery Street
                            San Francisco, CA 94104
                                 (415) 393-8200
                             ______________________
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                    Proposed          Proposed
                                                  Amount             Maximum           Maximum
Title of Securities                               to be          Offering Price       Aggregate         Amount of
to be Registered                              Registered (1)      Per Share (2)   Offering Price(2)  Registration Fee
-----------------------------------------  --------------------  ---------------  -----------------  ----------------
1998 Stock Plan
Common Stock, $0.001 par value...........  2,500,000 shares (3)           $0.80       $2,000,000           $500
1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value...........  1,000,000 shares (4)           $0.80       $  800,000           $200
                                           -------------------            -----       ----------           ----
Totals...................................  3,500,000                      $0.80       $2,800,000           $700

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated 1998 Stock Plan and the 1999 Employee Stock Purchase Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low price of the Company's Common Stock as reported on the Nasdaq National Market on July 25, 2001.
(3) Represents an increase in the number of shares authorized for issuance under the Amended and Restated 1998 Stock Plan.
(4) Represents an increase in the number of shares authorized for issuance under the 1999 Employee Stock Purchase Plan.

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by LookSmart, Ltd., a Delaware corporation ("LookSmart" or the "Company"), to register an additional 2,500,000 shares of the Company's common stock, par value $0.001 per share, issuable under the Company's Amended and Restated 1998 Stock Plan, and to register an additional 1,000,000 shares of the Company's common stock, par value $0.001 per share, issuable under the Company's 1999 Employee Stock Purchase Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to
Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

  (a) Registration Statement No. 333-89613 on Form S-8 as filed on October 25, 1999 relating to the Company's 1999 Employee Stock Purchase Plan; and

  (b) Registration Statement No. 333-45634 on Form S-8 as filed on September 12, 2000 relating to the Company's Amended and Restated 1998 Stock Plan.

ITEM 8.    EXHIBITS.

   Exhibit No.     Description
   -----------     -----------
       5.1         Legal Opinion of Gibson, Dunn & Crutcher LLP.
      23.1         Consent of PricewaterhouseCoopers LLP, Independent
                   Accountants.
      23.2         Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                   5.1 hereto).
      24.1         Power of Attorney (contained in signature page hereto).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on July 23, 2001.


                              LOOKSMART, LTD.

                              By:  /s/ EVAN THORNLEY
                                   --------------------------------------
                                   Evan Thornley, Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan Thornley and Martin E. Roberts, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                    SIGNATURE                                     TITLE                             DATE
                    ---------                                     -----                             ----
            /s/ EVAN THORNLEY                       Chairman, Chief Executive Officer          June 28, 2001
-------------------------------------------------   and Director (Principal Executive
                Evan Thornley                       Officer)

             /s/ MARTHA CLARK                       Interim Chief Financial Officer            June 28, 2001
-------------------------------------------------   (Principal Financial Officer)
                 Martha Clark

             /s/ ROBERT MALLY                       Vice President and Sr. Controller          June 28, 2001
-------------------------------------------------   (Principal Accounting Officer)
                 Robert Mally

           /s/ MARIANN BYERWALTER                   Director                                   June 28, 2001
-------------------------------------------------
               Mariann Byerwalter

            /s/ ANTHONY CASTAGNA                   Director                                    June 28, 2001
-------------------------------------------------
                Anthony Castagna

                                                   Director                                    _______, 2001
-------------------------------------------------
                 Tracey Ellery

                                                   Director                                  ______, 2001
-------------------------------------------------
             Robert J. Ryan

                                                   Director                                  ______, 2001
-------------------------------------------------
             James Tananbaum

            /s/ SCOTT WHITESIDE                    Director                                  July 2, 2001
-------------------------------------------------
                Scott Whiteside

                               INDEX TO EXHIBITS

   Exhibit No.             Description
   -----------             -----------
    5.1          Legal Opinion of Gibson, Dunn & Crutcher LLP.
   23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
   23.2          Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).
   24.1          Power of Attorney (contained in signature page hereto).